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WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

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
                                                                             JURISDICTION
                                                                          OF INCORPORATION OR
                                                                             ORGANIZATION
SUBSIDIARY                                                           COUNTRY               STATE

Wendy's Old Fashioned Hamburgers of New York, Inc.                     U.S.                 Ohio
Wendy's Capital Corporation                                            U.S.               Virginia
Wendy Restaurant, Inc.                                                 U.S.               Delaware
Wendy's of Denver, Inc.                                                U.S.               Colorado
The New Bakery Co. of Ohio, Inc.                                       U.S.                 Ohio
Delavest, Inc.                                                         U.S.               Delaware
Wentexas, Inc.                                                         U.S.                 Texas
Restaurant Finance Corporation                                         U.S.                 Ohio
Wendco Northwest Limited                                               U.S.               Delaware
Progressive Rent-A-Car, Inc.                                           U.S.                 Ohio
Wendy's Restaurants of Canada Inc.                                    Canada
Wendy's of N.E. Florida, Inc.                                          U.S.                Florida
Wendy's Old Fashioned Hamburgers Restaurants Pty. Ltd.               Australia
Wendy's Restaurants (NZ) Limited                                    New Zealand
Wendcreek Venture                                                      U.S.                Florida
Wendco (N.Z.) Limited                                               New Zealand
M & W (U.K.) Limited                                              United Kingdom
WendServe (Korea), Inc.                                                U.S.               Delaware
Wendy's Restaurants of Canada (No. 3), Inc.                           Canada
Wendy's Restaurants (Ireland) Limited                                 Ireland
WendServe, Inc.                                                        U.S.               Delaware
WENTIM Corporation                                                     U.S.               Delaware
Wenark, Inc.                                                           U.S.                Florida
Wendy's Limited                                                        U.K.
WENTIM, LTD.                                                          Canada
Delcan, Inc.                                                           U.S.               Delaware
Delcan Finance No. 1, Inc.                                            Canada
Delcan Finance No. 2, Inc.                                            Canada
Delcan Finance No. 3, Inc.                                            Canada
Delcan Finance No. 4, Inc.                                            Canada
Alberta (Delaware), Inc.                                               U.S.               Delaware
Tim Donut (U.S.) Limited, Inc.                                         U.S.                Florida
T.H.D. Donut (Delaware), Inc.                                          U.S.               Delaware
The TDL Group Ltd.                                                    Canada
Barhav Developments Limited                                           Canada
TIMWEN Partnership                                                    Canada
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